UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2018

Gates Industrial Corporation plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1144 Fifthteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (c)	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 7, 2018, Gates Industrial Corporation plc (the “Company”) appointed Grant Gawronski to act as EVP & Chief Commercial Officer, effective December 10, 2018.

Previously, Mr. Gawronski, 56, served with the Company as President – Americas from December of 2017.   In this role Mr. Gawronski had responsibility for all customer and commercial operations and  initiatives in North and South America.   He additionally oversaw the Gates Oil and Gas operations globally.   Prior to joining the Company, Mr. Gawronski served as President, Electrical Industrial and Infrastructure for Eaton Corporation from 2012 to 2017.    In that role, Mr. Gawronski oversaw a portfolio that included global oil and gas business units, the power quality business unit, and all Eaton electrical business units in Latin America and Canada.   Prior to that, Mr. Gawronski served as Group President at Cooper Industries where he had responsibility for the Crouse – Hinds, B-Line, and Safety business units, and in significant general management positions at GE Lighting including General Manager – Asia Pacific, and General Manager - Six Sigma Quality.

In connection with his promotion, effective December 1, 2018, Mr. Gawronski’s annual base salary will be raised to $600,000.  He will be eligible to participate in the Company’s annual incentive plan with a target bonus of 85% of his base salary.  In addition, Mr. Gawronski will be eligible to participate in the Company’s long-term equity incentive plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC
By:	/s/ Jamey S. Seely
	Name:	Jamey S. Seely
	Title:	Executive Vice President, General Counsel and Corporate Secretary
Date: December 10, 2018